Exhibit 1.1
EXECUTION VERSION

6,044,990 Shares

K2M Group Holdings, Inc.

Common Stock

PURCHASE AGREEMENT

February 2, 2015

PIPER JAFFRAY & CO.
BARCLAYS CAPITAL INC.
WELLS FARGO SECURITIES, LLC

As Representatives of the several
Underwriters named in Schedule II hereto

c/o Piper Jaffray & Co.
800 Nicollet Mall
Minneapolis, Minnesota 55402

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

c/o Wells Fargo Securities, LLC
375 Park Avenue, 4th Floor
New York, New York 10152

Ladies and Gentlemen:

K2M Group Holdings, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company listed in Schedule I hereto (the “Selling Stockholders”) severally propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of 6,044,990 shares (the “Firm Shares”) of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company. The Firm Shares consist of 2,044,990 authorized but unissued shares of Common Stock to be issued and sold by the Company and 4,000,000 outstanding shares of Common Stock to be sold by the Selling Stockholders. Certain of the Selling Stockholders have also granted to the several Underwriters an option to purchase up to 906,748 additional shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the “Securities.”

The Company and the Selling Stockholders hereby confirm their agreement with respect to the sale of the Securities to the several Underwriters, for whom Piper Jaffray & Co. (“Piper Jaffray”),

Barclays Capital Inc. and Wells Fargo Securities, LLC are acting as representatives (the “Representatives”).

1.        Registration Statement and Prospectus. A registration statement on Form S-1 (File No. 333‑201597) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Such registration statement, including the amendments, exhibits and schedules thereto, as of the time it became effective, including the Rule 430A Information (as defined below), is referred to herein at the “Registration Statement”. The Company will prepare and file a prospectus pursuant to Rule 424(b) of the Rules and Regulations that discloses the information previously omitted from the prospectus in the Registration Statement in reliance upon Rule 430A of the Rules and Regulations, which information will be deemed retroactively to be a part of the Registration Statement in accordance with Rule 430A of the Rules and Regulations (“Rule 430A Information”). If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b) of the Rules and Regulations (such registration statement, including the contents of the Registration Statement incorporated by reference therein is the “Rule 462(b) Registration Statement”). References herein to the “Registration Statement” will be deemed to include the Rule 462(b) Registration Statement at and after the time of filing of the Rule 462(b) Registration Statement. “Preliminary Prospectus” means any prospectus included in the Registration Statement and used prior to the effective time of the Registration Statement, any prospectus filed with the Commission pursuant to Rule 424(a) under the Rules and Regulations and each prospectus that omits Rule 430A Information used after the effective time of the Registration Statement. “Prospectus” means the prospectus that discloses the public offering price and other final terms of the Securities and the offering and otherwise satisfies Section 10(a) of the Act. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, is deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”).

2.        Representations and Warranties of the Company and the Selling Stockholders.

(a)        Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i)        Registration Statement and Prospectuses. The Registration Statement and any post-effective amendment thereto has become effective under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus (or any

supplement thereto) has been issued by the Commission and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. As of the time each part of the Registration Statement (or any post‑effective amendment thereto) became or becomes effective, such part conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. Upon the filing or first use within the meaning of the Rules and Regulations, each Preliminary Prospectus and the Prospectus (or any supplement to either) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations.

(ii)        Accurate Disclosure. The Registration Statement, at the effective time of each part thereof, at the First Closing Date (as defined below) or at any Second Closing Date (as defined below), did not contain and will not contain an untrue statement of a material fact and did not omit and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale (as defined below), neither (A) the Time of Sale Disclosure Package (as defined below) nor (B) any issuer free writing prospectus (as defined below), when considered together with the Time of Sale Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the First Closing Date or at any Second Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 2(a)(ii) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Time of Sale Disclosure Package or the Prospectus (or any supplement thereto) made in reliance upon, and in conformity with, written information furnished to the Company by (i) you, or by any Underwriter through you, specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f) hereof or (ii) any Selling Stockholder specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the Selling Stockholder Information.

Each reference to an “issuer free writing prospectus” herein means an issuer free writing prospectus as defined in Rule 433 of the Rules and Regulations.

“Time of Sale Disclosure Package” means the Preliminary Prospectus dated January 29, 2015, any free writing prospectus set forth on Schedule IV and the information on Schedule V, all considered together.

Each reference to a “free writing prospectus” herein means a free writing prospectus as defined in Rule 405 of the Rules and Regulations.

“Time of Sale” means 6:00 p.m. (Eastern time) on the date of this Agreement.

(iii)        Issuer Free Writing Prospectuses.

(A)    Each issuer free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(a)(iii)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus. The foregoing sentence does not apply to statements in, or omissions from, any issuer free writing prospectus based upon, and in conformity with, written information furnished to the Company by (i) you or by any Underwriter through you specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(f) or (ii) any Selling Stockholder specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the Selling Stockholder Information.

(B)    At the time of filing the Registration Statement and any post-effective amendment thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations, without taking account of any determination by the Commission pursuant to Rule 405 of the Rules and Regulations that it is not necessary that the Company be considered an ineligible issuer.

(iv)        Emerging Growth Company. From the time of initial confidential submission of the registration statement on Form S-1 to the Commission relating to the Company’s initial public offering through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(v)         [Reserved.]

(vi)        No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company.

(vii)        Financial Statements. The financial statements of the Company, together with the related notes, set forth in the Registration Statement, the Time of Sale Disclosure Package and Prospectus comply in all material respects with the requirements of the Act and fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved; and, all non-GAAP financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus complies in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the Act. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(viii)        Organization and Good Standing. Each of the Company and its significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X, the “Significant Subsidiaries”) has been duly organized and is validly existing as a corporation, limited liability company or limited partnership, as applicable, in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of its jurisdiction of organization. Each of the Company and its Significant Subsidiaries has full corporate (or equivalent) power and authority to own its properties and conduct its business as currently being carried on, and is duly qualified to do business as a foreign corporation (or equivalent) in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to have such power or to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect upon the business, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”). The subsidiaries listed on Schedule VI attached hereto are the only Significant Subsidiaries of the Company.

(ix)        Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, (A) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock and (B) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material adverse change in the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”) or any development which could reasonably be expected to result in any Material Adverse Change.

(x)        Absence of Proceedings. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the Company’s knowledge, threatened, any action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any property or assets owned or leased by the Company or any subsidiary before or by any Governmental Authority (as defined below) which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement. There are no current or, to the Company’s knowledge, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its subsidiaries is subject or (y) which has as the subject thereof any property or assets owned or leased by the Company or any subsidiary, in each case, that are required to be described in the Registration Statement, Time of Sale Disclosure Package and Prospectus by the Act or by the Rules and Regulations and that have not been so described.

(xi)        Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s charter or by-laws or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any (i) court or arbitrator or (ii) federal, state, local or foreign governmental agency or (iii) regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each of (i), (ii) and (iii), a “Governmental Authority”), except in the case of clauses (A) and (C), for any such conflict, breach, violation, default, lien, charge or encumbrance as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as (x) may be required under the Act, the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or state securities or blue sky laws or foreign securities laws, (y) have been obtained or made or (z) where the failure to obtain would not reasonably be expected to impair, in any material respect, the ability of the Company to issue and sell the Securities or to consummate the transactions contemplated by this Agreement; and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

(xii)        Capitalization; the Securities; Registration Rights. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representatives); the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable; and the capital stock of the Company, including the Common Stock and the Securities, conforms in all material respects to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or except as have been waived in connection with the offering contemplated hereby, (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by‑laws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, (B) neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company (collectively “Registration Rights”) and (C) any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after expiration of the Lock-Up Period (as defined below). All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus and except for directors’ qualifying shares, the Company or a subsidiary of the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus under the caption “Capitalization.”

(xiii)         Stock Options. The description of the Company’s stock option, stock bonus and other stock plans or arrangements (the “Company Stock Plans”), and the options (the “Options”) or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. Except as would not reasonably be expected to have a Material Adverse Effect, each grant of an Option (A) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (B) was made in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

(xiv)         Compliance with Laws. The Company and each of its subsidiaries holds, and is operating in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self‑regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except, in each case, (A) such as would not reasonably be expected to have a Material Adverse Effect or (B) as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order, except for any such revocations or modifications as would not reasonably be expected to have a Material Adverse Effect, or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and the Company and each of its subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except as would not reasonably be expected to have a Material Adverse Effect.

(xv)        Ownership of Assets. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except such as would not reasonably be expected to have a Material Adverse Effect or are disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xvi)        Intellectual Property. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its subsidiaries owns, possesses, or has rights to, all Intellectual Property reasonably necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and (ii) there are no unreleased liens or security interests which have been filed against any of the patents owned or licenses to the Company. Furthermore, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and except as would not reasonably be expected to have a Material Adverse Effect, (A) to the Company’s knowledge, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (B) there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others related to or challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the Company’s knowledge, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property, and, to the Company’s knowledge, there are no facts which would form a reasonable basis for any such claim; and (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property of others, neither the Company nor any of its subsidiaries has received any written notice of such claim and, to the Company’s knowledge, there are no other facts which would form a reasonable basis for any such claim. Except as would not reasonably be expected to have a Material Adverse Effect, (A) the Company and its subsidiaries have disclosed to the U.S. Patent and Trademark Office all information relevant to the patentability of its inventions in accordance with 37 C.F.R. Section 1.56, and (B) neither the Company nor any of its subsidiaries made any misrepresentation or concealed any information from the USPTO in any of the patents or patent applications owned or licensed to the Company, or in connection with the prosecution thereof, in violation of 37 C.F.R. Section 1.56. Except as would not reasonably be expected to have a Material Adverse Effect and to the Company’s knowledge, (A) there are no facts that are reasonably likely to provide a basis for a finding that the Company or any of its subsidiaries does not have clear title or valid license or sublicense rights to the patents or patent applications owned or licensed to the Company or other proprietary information rights described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus as being owned by, or licensed or sublicensed to, as the case may be, the Company or any of its subsidiaries, (B) no issued U.S. patent is or would be infringed by the activities of the Company or any of its subsidiaries described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus relating to products currently or proposed to be manufactured, used or sold by the Company or any of its subsidiaries and (C) there are no facts with respect to any issued patent owned or licensed to the Company that would cause any claim of any such patent not to be valid and enforceable in accordance with applicable regulations. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

(xvii)        Regulatory Compliance. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and except as would not reasonably be expected to have a Material Adverse Effect, each of the Company and each of its subsidiaries: (i) has not received any unresolved Form 483, notice of adverse filing, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration (“FDA”), or any other court or arbitrator or federal, state, local or foreign governmental or regulatory authority, alleging or asserting noncompliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.); (ii) is and has been in compliance with applicable health care laws, including without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the federal health care program false statement (42 U.S.C. § 1320a-7b(a)) and civil monetary penalty (42 U.S.C. § 1320a-7a) laws, the health information privacy and security provisions of the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (collectively, “HIPAA”), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. §§ 286 and 287 and the health care fraud criminal provisions under HIPAA, the federal health care program exclusion laws (42 U.S.C. § 1320a-7), applicable Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act) laws, and applicable provisions of the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company and its subsidiaries (collectively, “Health Care Laws”), and has not engaged in activities which are, as applicable, reasonable cause for civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program; (iii) possesses all licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws and/or to carry on its businesses as now or proposed to be conducted (“Authorizations”) and such Authorizations are valid and in full force and effect and neither the Company nor any of its subsidiaries is in violation of any term of any such Authorizations; (iv) has not received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Health Care Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action; (vi) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto as required by any Health Care Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission); (vii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated or conducted any such notice or action; (viii) is not a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority; and (ix) neither the Company, its subsidiaries nor their respective officers, directors or employees or, to the Company’s knowledge, their agents or contractors, has been or is currently excluded from participation in the Medicare and Medicaid programs or any other state or federal health care program.

(xviii)         Clinical Studies. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company and its subsidiaries with respect to programs that are currently in development or in discovery or are described in the Prospectus, were and, if still pending, are, in all material respects, being conducted in accordance with applicable experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all relevant applicable laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder; except to the extent disclosed in the Registration Statement and the Prospectus, the Company is not aware of any studies, tests or trials the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and neither the Company nor any of its subsidiaries have received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(xix)        No Violations or Defaults. (A) Neither the Company nor any of its subsidiaries is in violation of its respective charter, by‑laws or other organizational documents, or in breach of or otherwise in default and (B) no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any obligation, agreement or condition contained in any contract, lease or other instrument to which the Company or any of its subsidiaries is subject or by which any of them may be bound, or to which any of their property or assets is subject, except, in the case of clauses (A) (with respect to the subsidiaries that are not Significant Subsidiaries) and (B), as would not reasonably be expected to have a Material Adverse Effect.

(xx)        Taxes. The Company and its subsidiaries have timely filed all material federal and, except insofar as the failure to file would not result in a Material Adverse Effect, all state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable, other than any which the Company or any of its subsidiaries is contesting in good faith and with respect to which adequate reserves have been made or where the failure to pay could not reasonably be expected to result in a Material Adverse Effect. The Company has no knowledge of any proposed liability for any material tax to be imposed upon the Company, any of its subsidiaries, or any of their properties or assets for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(xxi)        Exchange Listing and Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is included or approved for listing on the NASDAQ Global Select Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Select Market nor has the Company received any notification that the Commission or the NASDAQ Global Select Market is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the NASDAQ Global Select Market for maintenance of inclusion of the Common Stock thereon.

(xxii)        Ownership of Other Entities. Other than the subsidiaries of the Company listed in Exhibit 21 to the Registration Statement, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xxiii)        Internal Controls. The Company and its subsidiaries maintain a system of internal controls over financial reporting sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee has knowledge of any “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxiv)        No Brokers or Finders. Other than as contemplated by this Agreement, the Company has not incurred and will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxv)        Insurance. Except as contemplated or set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and except as would not reasonably be expected to have a Material Adverse Effect, (A) the Company and each of its subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and the properties of its subsidiaries and as is customary for companies engaged in similar businesses in similar industries, (B) all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect and (C) the Company and its subsidiaries are in compliance with the terms of such policies and instruments.

(xxvi)        Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxvii)        Sarbanes-Oxley Act. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder in all material respects.

(xxviii)        Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer.

(xxix)        Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and, to the Company’s knowledge, any of their respective affiliates (acting on behalf of the Company or its subsidiaries), agents, officers, directors or employees, has not violated, its participation in the offering will not violate, and the Company and each of its subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(xxx)        OFAC.

(A)    Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any of their respective controlled affiliates, agents, officers, directors or employees, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(1)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(2)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(B)    Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(1)    to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2)    in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)    For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxxi)        Compliance with Environmental Laws. Except as disclosed in the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to regulation under any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxxii)         ERISA and Employee Benefits Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) no non-exempt “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Employee Benefit Plan with respect to which the Company is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA); (B) for each Employee Benefit Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the Company has not incurred, and does not reasonably expect to incur, liability under Section 4063 or 4064 of ERISA; (C) the Company and its subsidiaries have no liability or obligation with respect to any Multiemployer Plan, (D) each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code, and, with respect to each such Employee Benefit Plan, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any tax, fine, lien, penalty or liability imposed by ERISA or the Code; (E) each Employee Benefit Plan intended to be qualified under Code Section 401(a) has received a favorable determination or opinion letter from the IRS to the effect that the Employee Benefit Plan is so qualified and nothing has occurred since the date of any such determination or opinion letter that could reasonably be expected to cause the loss of such qualification; (F) the Company has not (1) had a partial or complete withdrawal from any Multiemployer Plan or (2) received notice that any Multiemployer Plan is “insolvent” (within the meaning of Section 4245 of ERISA) or in “reorganization” (within the meaning of Section 4241 of ERISA) and (G) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, with respect to which the Company could have any liability, but excluding any Multiemployer Plan; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any entity, business or organization treated as a single employer with the Company or any of its subsidiaries under Code Section 414(b), (c), (m) or (o); “Foreign Benefit Plan” means any employee benefit arrangement subject to non-US law that is maintained or contributed to by the Company, any of its subsidiaries or any of their respective ERISA Affiliates; and “Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) of ERISA.

(xxxiii)         Labor Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) no labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened, and (B) to the Company’s knowledge, no labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers exists or is imminent.

(xxxiv)         Disclosure of Legal Matters. There are no contracts or other documents required to be described in the Time of Sale Disclosure Package or in the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

(xxxv)         eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxxvi)        Statistical Information. Nothing has come to the attention of the Company that has caused the Company to believe that any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(b)        Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters as follows:

(i)        Delivery of Securities. On each of the First Closing Date and any Second Closing Date, such Selling Stockholder will have valid title to or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Securities to be sold by such Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims. Upon payment for the Securities to be sold by such Selling Stockholder, delivery of such Securities, as directed by the Representatives, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Securities), (A)  under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (B) no action based on any valid “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(ii)        Custody Agreement. Such Selling Stockholder has full right, power and authority to enter into a Letter of Transmittal and Custody Agreement (“Custody Agreement”), with Wells Fargo Bank, National Association, as Custodian (the “Custodian”); pursuant to the Custody Agreement the Selling Stockholder has placed in custody with the Custodian, for delivery under this Agreement, the certificates representing the Securities to be sold by such Selling Stockholder; such certificates represent validly issued, outstanding, fully paid and nonassessable shares of Common Stock; and such certificates were duly and properly endorsed in blank for transfer, or were accompanied by all documents duly and properly executed that are necessary to validate the transfer of title thereto, to the Underwriters, free of any legend, restriction on transferability, proxy, lien or claim, whatsoever.

(iii)        Power of Attorney. Such Selling Stockholder has the full right, power and authority to enter into an irrevocable power of attorney (a “Power of Attorney”) authorizing and directing Gregory S. Cole and Luke R. Miller, as attorneys-in-fact (the “Attorneys‑in‑Fact”), or either of them, to effect the sale and delivery of the Securities being sold by such Selling Stockholder, to enter into this Agreement and to take all such other action as may be necessary hereunder.

(iv)        Authorization; No Conflicts; Authority. This Agreement, the Custody Agreement and the Power of Attorney have each been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and each constitutes a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement, the Custody Agreement and the Power of Attorney and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, (B) result in any violation of the provisions of such Selling Stockholder’s charter or by-laws (or similar organizational documents) or (C) result in the violation of any law, regulation, order or decree applicable to such Selling Stockholder. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by such Selling Stockholder, except such as may be required under the Act or state securities laws or blue sky laws or the rules of FINRA or foreign securities laws. Such Selling Stockholder has full power and authority to enter into this Agreement, the Custody Agreement and the Power of Attorney and to consummate the transactions contemplated hereby and thereby, including to sell, assign, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder.

(v)        Registration Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except as described or incorporated by reference in the Registration Statement.

(vi)        No Other Offering Materials. Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by such Selling Stockholder; provided, however, that no Selling Stockholder has made nor will make any offer relating to the Securities that would constitute a free writing prospectus except (A) a Permitted Free Writing Prospectus (as defined below) authorized by the Company and the Underwriters for distribution in accordance with the provisions of Section 4(a)(xiii) hereof, or (B) any other written communications approved in writing in advance by the Company and the Representatives.

(vii)        Accurate Disclosure; Compliance with the Act. Neither the Registration Statement nor any amendment thereto, at the effective time of each part thereof, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale, neither (A) the Time of Sale Disclosure Package nor (B) any issuer free writing prospectus, when considered together with the Time of Sale Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the First Closing Date or at any Second Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 2(b)(vii) with respect to any Selling Stockholder apply only to the extent that any statements in or omissions from a Registration Statement, the Time of Sale Disclosure Package or the Prospectus are based on written information concerning such Selling Stockholder furnished to the Company by such Selling Stockholder specifically for use therein (any written information concerning any Selling Stockholder furnished to the Company by such Selling Stockholder specifically for such use being referred to as the “Selling Stockholder Information”); provided, however, that such Selling Stockholder makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in such Registration Statement, Time of Sale Disclosure Package or Prospectus.

(viii)        Selling Stockholder Information in Issuer Free Writing Prospectuses. All Selling Stockholder Information furnished by such Selling Stockholder contained in any issuer free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that such Selling Stockholder notified or notifies the Company and the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, any Preliminary Prospectus or the Prospectus; provided, however, that such Selling Stockholder makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in such issuer free writing prospectus. If at any time following issuance of an issuer free writing prospectus there occurred or occurs an event or development as a result of which such Selling Stockholder Information, if republished immediately following such event or development, conflicted or would conflict with the information then contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or as a result of which such Selling Stockholder Information would include any untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, such Selling Stockholder has promptly notified or will promptly notify the Company and the Representatives and will provide the Company with all necessary information so as to correct such untrue statement or omission.

(ix)        No Inside Information. The sale of the Securities by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the Time of Disclosure Package and Prospectus.

(x)        No FINRA Member Affiliation. Neither such Selling Stockholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(c)        Effect of Certificates. Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; any certificate signed by or on behalf of any Selling Stockholder as such and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

3.        Purchase, Sale and Delivery of Securities.

(a)        Firm Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell 2,044,990 Firm Shares, and each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto, to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto. The purchase price for each Firm Share shall be $17.86 per share. The obligation of each Underwriter to each of the Company and the Selling Stockholders shall be to purchase from each of the Company and the Selling Stockholders that number of Firm Shares (to be adjusted by the Representatives to avoid fractional shares) which represents the same proportion of the number of Firm Shares to be sold by each of the Company and the Selling Stockholders pursuant to this Agreement as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto represents to the total number of Firm Shares to be purchased by all Underwriters pursuant to this Agreement. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (d) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule II.

(b)        Option Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder, with respect to the number of Option Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto, hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over‑allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company (with a courtesy copy to its counsel at Simpson Thacher & Bartlett LLP) and to the Attorneys‑in‑Fact setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option and the date and time, as determined by you, when the Option Shares are to be delivered, but in no event earlier than the First Closing Date (as defined below) nor earlier than the second business day or later than the tenth business day after the date on which the option shall have been exercised. If the option is exercised, the obligation of each Underwriter shall be to purchase from the Selling Stockholders granting an option to purchase the Option Shares, on a pro rata basis up to 906,748 Option Shares, that number of Option Shares (to be adjusted by the Representatives to avoid fractional shares) which represents the same proportion that the number of Option Shares granted by each such Selling Stockholder bears to the total number of Option Shares granted by all such Selling Stockholders. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

(c)        Payment and Delivery.

(i)    The Securities to be purchased by each Underwriter hereunder, in book-entry form in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders, shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Selling Stockholders to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on February 6, 2015 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Option Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Option Shares, or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Closing Date”, each such time and date for delivery of the Option Shares, if not the First Closing Date, is herein called a “Second Closing Date”, and each such time and date for delivery is herein called a “Closing” or “Closing Date”.

(ii)    The documents to be delivered at each Closing by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 5(p) hereof, will be delivered at the offices of Latham & Watkins LLP, 555 Eleventh Street, NW, 10th Floor, Washington, DC 20004 (the “Closing Location”), and the Securities will be delivered to the Representatives, through the facilities of the DTC, for the account of such Underwriter, all at such Closing. A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day next preceding such Closing, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 3, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

(d)        Purchase by the Representatives on Behalf of Underwriters. It is understood that each of the Representatives, individually and not as representative of the several Underwriters, may (but shall not be obligated to) make payment to the Company or the Selling Stockholders, on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by any of the Representatives shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company or any Selling Stockholder.

4.        Covenants.

(a)    Covenants of the Company. The Company covenants and agrees with the several Underwriters as follows:

(i)    Required Filings. The Company will prepare and file a Prospectus with the Commission containing the Rule 430A Information omitted from the Preliminary Prospectus within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations. If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462 Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) and the Act. The Company will furnish the Representatives and counsel for the Underwriters a copy of any proposed amendment or supplement to the Registration Statement or Prospectus and will not file any amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(ii)    Notification of Certain Commission Actions. The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(iii)    Continued Compliance with Securities Laws.

(A)    Within the time during which a prospectus (assuming the absence of Rule 172) relating to the Securities is required to be delivered under the Act by any Underwriter or dealer, the Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Act, the Company promptly will (x) notify you of such untrue statement or omission, (y) amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance and (z) notify you when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) is filed.

(B)    If at any time following issuance of an issuer free writing prospectus there occurred or occurs an event or development as a result of which such issuer free writing prospectus, at the time of such event or development, conflicted or would conflict with the information contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, each as amended to date, relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) promptly will notify the Representatives of such conflict, untrue statement or omission, (y) if requested by the Representatives, will promptly amend or supplement, at its own expense, such issuer free writing prospectus to eliminate or correct such conflict, untrue statement or omission and (z) promptly will notify you when such amendment or supplement was or is filed with the Commission to the extent required to be filed by the Rules and Regulations.

(iv)    Blue Sky Qualifications. The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such domestic United States jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation, subject itself to taxation, qualify as a broker-dealer or execute a general consent to service of process in any jurisdiction.

(v)    Provision of Documents. The Company will furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies of the Registration Statement (one of which will be signed and will include all consents and exhibits filed therewith), and to the Underwriters and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(vi)    Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12‑month period beginning after the effective date of the Registration Statement (which, for purposes of this paragraph, will be deemed to be the effective date of the Rule 462(b) Registration Statement, if applicable) that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(vii)    Payment and Reimbursement of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel and any separate counsel of any Selling Stockholder but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and reasonable fees and disbursements of the Underwriters’ counsel in an amount not to exceed $10,000 incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of the Custodian and any transfer agent or registrar, (E) the filing fees, and reasonable fees and disbursements of Underwriters’ counsel in an amount not to exceed $30,000 incurred in connection with any required review and approval by FINRA of the terms of the sale of the Securities, (F) listing fees, if any, (G) the cost and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with marketing of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show (and the Underwriters shall pay 50% of the cost of any such aircraft) and (H) all other costs and expenses of the Company and any Selling Stockholder incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If this Agreement is terminated by the Representatives pursuant to Section 9 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled, the Company or such Selling Stockholder will reimburse the several Underwriters for all reasonable out-of-pocket accountable disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. It is understood, however, that except as otherwise explicitly set forth in this Section 4(a)(vii), the Underwriters shall pay all of their own costs and expenses, including any travel, lodging and other expenses of the Underwriters or any of their employees or representatives incurred by them in connection with any road show.

(viii)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(ix)    Company Lock Up. The Company will not, without the prior written consent of the Representatives, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except (1) to the Underwriters pursuant to this Agreement, (2) upon the exercise of an option or warrant, the vesting of restricted stock units or the conversion or exchange of a security outstanding on the date hereof or referred to in the Prospectus, (3) pursuant to benefit plans (including, for the avoidance of doubt, the K2M, Inc. Amended and Restated 2006 Stock Option and Grant Plan, the K2M Group Holdings, Inc. 2010 Independent Agent Stock Option Plan, the K2M Group Holdings, Inc. 2010 Equity Award Plan, the K2M Group Holdings, Inc. 2014 Omnibus Incentive Plan and the K2M Group Holdings, Inc. 2014 Employee Stock Purchase Plan) in existence as of the date of this Agreement, (4) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided that such plan does not provide for the transfer of shares of Common Stock during the 90-day restricted period and the establishment of such plan does not require or otherwise result in any public filing or other public announcement of such plan during the 90-day restricted period, or (5) the issuance of 7.5% of the outstanding shares of Common Stock (measured as of the date hereof) in connection with (A) the acquisition or license of the securities, business, property, technologies or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company or its subsidiaries in connection with such acquisition or (B) joint ventures, commercial relationships or other strategic transactions, and in the case of each of clauses (A) and (B), the filing of a registration statement with respect thereto; provided that, in the case of clause (5), any recipient of such Common Stock shall execute and deliver to the Representatives a lock-up letter substantially to the effect set forth in Exhibit A hereto.

(x)    Stockholder Lock-Ups. The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form of Exhibit A hereto (the “Lock-Up Agreement”), from each individual or entity listed on Schedule III. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to its transfer agent and registrar for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(xi)    No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xii)    Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder. Additionally, the Company shall report the use of proceeds from the issuance of the Securities to the extent required under Rule 463 under the Act.

(xiii)    Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule IV. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and has complied and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus.

(xiv)    Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of Securities within the meaning of the Act and (B) completion of the 90-day restricted period referenced to in Section 4(a)(ix) hereof.

(b)    Covenants of the Selling Stockholders. Each Selling Stockholder covenants and agrees with the Company and the several Underwriters as follows:

(i)    Payment of Expenses. Such Selling Stockholder will pay all taxes, if any, on the transfer and sale, respectively, of the Securities being sold by such Selling Stockholder, the fees of such Selling Stockholder’s counsel, accountant or other adviser and such Selling Stockholder’s proportionate share (based upon the number of Securities being offered by such Selling Stockholder pursuant to the Registration Statement) of all costs and expenses (except for legal and accounting expenses and fees of any registrar and transfer agent) incurred by the Company pursuant to the provisions of Section 4(a)(vii) of this Agreement; provided that the Company agrees to reimburse Welsh Carson Anderson & Stowe XI, L.P., WCAS Management Corporation, WCAS Capital Partners IV, L.P. and WCAS XI Co-Investors LLC (collectively, the “WCAS Selling Stockholders”) for the fees and expenses of the WCAS Selling Stockholders’ counsel in an amount not to exceed $25,000; provided, further, however, that each Selling Stockholder severally agrees to reimburse the Company for any reimbursement made by the Company to the Underwriters pursuant to Section 4(a)(vii) hereof to the extent such reimbursement resulted from the failure or refusal on the part of such Selling Stockholder to comply under the terms or fulfill any of the conditions of this Agreement.

(ii)    No Market Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(iii)    Continued Compliance with Securities Laws. Such Selling Stockholder shall immediately notify you if any event occurs, or of any change in the Selling Stockholder Information relating to such Selling Stockholder or the Company or any new information relating to the Company or relating to any matter stated in the Time of Sale Disclosure Package or in the Prospectus or any supplement thereto or any Permitted Free Writing Prospectus, which results in the Time of Sale Disclosure Package or in the Prospectus (as amended or supplemented) or any Permitted Free Writing Prospectus including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv)    Form W-9. Such Selling Stockholder shall deliver to the Custodian or the Representatives, as appropriate, prior to the First Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

5.        Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and any Second Closing Date (as if made at such Closing Date), of all representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders, in all material respects, of their respective obligations hereunder and to the following additional conditions:

(a)        Required Filings; Absence of Certain Commission Actions. All filings required by Rules 424, 430A and 433 of the Rules and Regulations shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b)); no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

(b)        Continued Compliance with Securities Laws. No Underwriter shall have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in your reasonable opinion, is material or omits to state a material fact which, in your reasonable opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any issuer free writing prospectus contains an untrue statement of fact which, in your reasonable opinion, is material, or omits to state a fact which, in your reasonable opinion, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)        Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short‑term or long‑term debt of the Company (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d)        No Downgrade. On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(e)        Opinion of Company Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Simpson Thacher & Bartlett LLP, counsel for the Company, dated such Closing Date and addressed to you in substantially the form attached hereto as Exhibit B.

(f)        Opinion of Company Regulatory Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinions of Hogan Lovells US LLP and Morgan, Lewis & Bockius LLP, regulatory counsels for the Company, dated such Closing Date and addressed to you in substantially the forms attached hereto as Exhibit C-1 and C-2, respectively.

(g)        Opinion of Selling Stockholder Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinions of (1) Ropes & Gray LLP, counsel for certain of the Selling Stockholders and (2) Simpson Thacher & Bartlett LLP, counsel for certain of the Selling Stockholders, each dated such Closing Date and addressed to you in substantially the forms attached hereto as Exhibit D-1 and D-2, respectively.

(h)        Opinion of General Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Luke Miller, General Counsel for the Company, dated such Closing Date and addressed to you in substantially the form attached hereto as Exhibit E.

(i)        Opinion of Underwriters’ Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Latham & Watkins LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(j)        Comfort Letter. On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed after the date hereof and on each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of Ernst & Young LLP, dated such date and addressed to you, in form and substance satisfactory to you.

(k)        Officers’ Certificate. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)        The representations and warranties of the Company in this Agreement are true and correct in all material respects or, where qualified as to materiality, in all respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements in all material respects and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

(ii)        No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.

(l)        CFO Certificate. On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed after the date hereof and on each Closing Date you, as Representatives of the several Underwriters, shall have received a certificate, dated such date and addressed to you, signed by the chief financial officer of the Company, with respect to certain financial information contained in the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, in form and substance satisfactory to you.

(m)        Capitalization Certificate. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief financial officer of the Company, with respect to the capitalization of the Company, in form and substance satisfactory to you.

(n)        Selling Stockholder Certificate. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, a certificate or certificates, dated such Closing Date and addressed to you, signed by each of the Selling Stockholders or either of such Selling Stockholder’s Attorneys‑in‑Fact to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as if made at and as of such Closing Date, and that such Selling Stockholder has complied with all the agreements and satisfied all the conditions on such Selling Stockholder’s part to be performed or satisfied at or prior to such Closing Date.

(o)        Lock-Up Agreement. The Underwriters shall have received all of the Lock-Up Agreements referenced in Section 4 and the Lock-Up Agreements shall remain in full force and effect.

(p)        Other Documents. The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

(q)        Exchange Listing. The Securities to be delivered on such Closing Date will have been approved for listing on the NASDAQ Global Select Market, subject to official notice of issuance.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6.        Indemnification and Contribution.

(a)        Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations or any road show as defined in Rule 433(h) under the Act (a “road show”), or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any out-of-pocket legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (x) the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Representative, or by any Underwriter through any Representative, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(f), and (y) the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Selling Stockholder Information.

(b)        Indemnification by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of such Selling Stockholder), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations or any road show, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any out-of-pocket legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (x) a Selling Stockholder shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with Selling Stockholder Information relating to such Selling Stockholder, and (y) in no event shall any Selling Stockholder’s liability hereunder exceed the aggregate amount of net proceeds (after deducting Underwriters’ discounts and commissions) received by such Selling Stockholder from the sale of the Securities pursuant to this Agreement.

(c)        Indemnification by the Underwriters. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and each Selling Stockholder, its affiliates, directors and officers and each person, if any, who controls the Company and each Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company or the Selling Stockholders may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations or any road show, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Company by any Representative, or by any Underwriter through any Representative, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(f)), and will reimburse the Company and the Selling Stockholders for any out-of-pocket legal or other expenses reasonably incurred by the Company or any such Selling Stockholder in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(d)        Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses).

In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any out-of-pocket legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless the indemnified party, based on the advice of counsel, shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)        Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting discounts and commissions, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Stockholders’ obligations in this subsection (e) to contribute are several in proportion to their respective aggregate gross proceeds received after underwriting discounts and commissions, but before expenses, from the sale of the Securities sold by the Selling Stockholders hereunder and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

(f)        Information Provided by the Underwriters. The Underwriters severally confirm and the Company and each Selling Stockholder acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth in the fifth, sixteenth, seventeenth, eighteenth and twentieth paragraphs, the second sentence of the eighth paragraph and the second sentence of the fifteenth paragraph under the caption “Underwriting” in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus.

7.        Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company and the Selling Stockholders herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters, the Company and the Selling Stockholders contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, or any Selling Stockholders or any controlling person thereof, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder and any termination of this Agreement.

8.        Substitution of Underwriters.

(a)        Obligation to Purchase Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate to more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule II hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b)        Termination Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination neither the Company nor any Selling Stockholder shall be under any liability to any Underwriter (except to the extent provided in Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company or the Selling Stockholders (except to the extent provided in Section 6 hereof).

(c)        Postponement of Closing. If Firm Shares to which a default relates are to be purchased by the non‑defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

(d)        No Relief from Liability. No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability, if any, in respect of such default.

9.        Termination.

(a)        Right to Terminate. The Representatives of the several Underwriters shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to any Second Closing Date, if (i) trading on the NASDAQ Stock Market or New York Stock Exchange shall have been wholly suspended, (ii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ Stock Market or New York Stock Exchange, by such Exchange or by order of the Commission or any other Governmental Authority, (iii) a banking moratorium shall have been declared by federal or state authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the

Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof shall at all times be effective.

(b)        Notice of Termination. If the Representatives elect to terminate this Agreement as provided in this Section, the Company and an Attorney‑in‑Fact, on behalf of the Selling Stockholders, shall be notified promptly by the Representatives by telephone, confirmed by letter.

10.        Default by One or More of the Selling Stockholders or the Company.

(a)        Default by the Selling Stockholders. If one or more of the Selling Stockholders shall fail at any Closing Date to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number of Securities to be sold by all Selling Stockholders as set forth in Schedule I, then the Underwriters may at their option, by notice from you to the Company and the non‑defaulting Selling Stockholders, either (a) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vii), Section 4(b)(i) and Section 6 hereof, any non-defaulting party or (b) elect for the Underwriters to purchase the Securities which the Company and the non-defaulting Selling Stockholders have agreed to sell hereunder. In the event of a default by any Selling Stockholder as referred to in this Section, either the Representatives or the Company, or by joint action only, the non-defaulting Selling Stockholders, shall have the right to postpone any Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, in the Time of Sale Disclosure Package or in the Prospectus or in any other documents or arrangements.

(b)        Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof, any non‑defaulting party.

(c)        No Relief from Liability. No action taken pursuant to this Section shall relieve the Company or any Selling Stockholders so defaulting from liability, if any, in respect of such default.

11.        Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, (i) if to the Underwriters, shall be mailed via overnight delivery service or hand delivered via courier, to Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, to the attention of Equity Capital Markets and separately, General Counsel, to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, to the attention of Syndicate Registration, and to Wells Fargo Securities, LLC, 375 Park Avenue, 7th Floor, New York, New York 10152, to the attention of Equity Syndicate; (ii) if to the Company, shall be mailed or delivered to it at 751 Miller Drive SE, Suite F-1, Leesburg, VA 20175, Attention: Luke Miller, Senior Vice President and General Counsel, with a copy to Kenneth B. Wallach, Esq., Simpson Thacher &

Bartlett LLP, 425 Lexington Avenue, New York, New York 10017; and (iii) if to any of the Selling Stockholders, at the address of the Attorneys‑in‑Fact as set forth in the Powers of Attorney, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.        Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

13.        Absence of Fiduciary Relationship. The Company and each of the Selling Stockholders acknowledges and agrees that: (a) the Representatives have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company or any Selling Stockholder and the Representatives has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company or any Selling Stockholder on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company and each of the Selling Stockholders following discussions and arms-length negotiations with the Representatives and the Company and each of the Selling Stockholders is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and each of the Selling Stockholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or any Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representatives are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representatives and the other Underwriters, and not on behalf of the Company or any Selling Stockholder; (e) it, he or she waives to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or any Selling Stockholder in respect of such a fiduciary duty claim on behalf of or in right of any Selling Stockholder or the Company, including stockholders, employees or creditors of the Company.

14.        Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15.        Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

16.        General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,

K2M Group Holdings, Inc.

By /s/ Gregory S. Cole
Name: Gregory S. Cole
Title: Chief Financial Officer

The Selling Stockholders named in Schedule I                             hereto

By /s/ Gregory S. Cole
Name: Gregory S. Cole
Title:    As Attorney‑in‑Fact acting on behalf of the Selling Stockholders named in Schedule I hereto

[Signature Page to Purchase Agreement]

Confirmed as of the date first
above mentioned, on behalf of
themselves and the other several
Underwriters named in Schedule II
hereto.

PIPER JAFFRAY & CO.

By /s/ Christie L. Christina
Name: Christie L. Christina
Title: Managing Director
Piper Jaffray & Co.

[Signature Page to Purchase Agreement]

BARCLAYS CAPITAL INC.

By /s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

[Signature Page to Purchase Agreement]

WELLS FARGO SECURITIES, LLC

By /s/ David Herman
Name: David Herman
Title: Director

[Signature Page to Purchase Agreement]

SCHEDULE I

Selling Stockholders

Name	Number of Firm Shares to be Sold	Maximum Number of Option Shares Subject to Option

Welsh Carson Anderson & Stowe XI, L.P.	3,679,064	889,990
WCAS Management Corporation	3,010	728
WCAS Capital Partners IV, L.P.	53,871	13,031
WCAS XI Co-Investors LLC	12,398	2,999
Major Parkwood LLC	100,000	0
John P. Kostuik, M.D.	83,807	0
Gregory S. Cole	40,367	0
Lisa C. Ranelli Trust	14,000	0
Gianluca Iasci	13,483	0

Total. . . . . . . . . . . . . . . . . . . . . . . . .	4,000,000	906,748

[Signature Page to Purchase Agreement]

SCHEDULE II

Underwriter	Number of Firm Shares (1)
Piper Jaffray & Co.	2,200,376
Barclays Capital Inc.	1,571,697
Wells Fargo Securities, LLC	943,019
William Blair & Company, L.L.C.	725,399
Cowen & Company, LLC	604,499

Total. . . . . . . . . . . . . . . . . . . . . . . . . .	6,044,990

_________________

(1)
The Underwriters may purchase up to an additional 906,748 Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE III

List of Individuals and Entities Executing Lock-Up Agreements

Officers
Eric D. Major
Gregory S. Cole
John P. Kostuik, M.D.

Non-Employee Directors
Daniel A. Pelak
Brett P. Brodnax
Carlos A. Ferrer
Paul B. Queally
Raymond A. Ranelli
Sean M. Traynor

Significant Stockholders
Welsh Carson Anderson & Stowe XI, L.P.
WCAS Management Corporation
WCAS Capital Partners IV, L.P.
FFC Partners III-B, L.P.
FFC Executive Partners III, L.P.

Selling Stockholders
Major Parkwood LLC
Gianluca Iasci

SCHEDULE IV

Certain Permitted Free Writing Prospectuses

None.

SCHEDULE V

Pricing Information

Price per share to public: $18.75
Number of Firm Shares to be issued by the Company: 2,044,990
Number of Firm Shares to be sold by the Selling Stockholders: 4,000,000
Number of Option Shares: 906,748

SCHEDULE VI

Significant Subsidiaries

K2M Holdings, Inc.
K2M, Inc.
K2M UK, Limited

EXHIBIT A

Form of Lock-Up Agreement

[   Ù   ], 2015

Piper Jaffray & Co.
Barclays Capital Inc.
Wells Fargo Securities, LLC
As representatives of the underwriters named
in Schedule II to the Purchase Agreement
referred to below

c/o    Piper Jaffray & Co.
800 Nicollet Mall, Suite 800
Minneapolis, MN 55402

Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019

Wells Fargo Securities, LLC
375 Park Avenue, 4th Floor
New York, NY 10152

Dear Sirs:
As an inducement to the underwriters (the “Underwriters”) to execute a purchase agreement (the “Purchase Agreement”) providing for a public offering (the “Offering”) of common stock (the “Common Stock”), of K2M Group Holdings, Inc. and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of Piper Jaffray & Co., Barclays Capital Inc. and Wells Fargo Securities, LLC (collectively, the “Representatives”) during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

The Lock-Up Period will commence on the date of this Agreement and continue and include the date 90 days after the date of the final prospectus (the “Prospectus”) used to sell Common Stock in the Offering pursuant to the Purchase Agreement, to which you are or expect to become parties.
Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions of shares of Common Stock or any security convertible into or exercisable for Common Stock to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned, (iv) if the undersigned is a trust, transfers to the beneficiary of such trust, (v) transfers by testate succession or intestate succession, (vi) to any immediate family member or any investment fund or other entity controlled or managed by the undersigned, (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi), (viii) pursuant to the Purchase Agreement, (ix) in connection with, and to the extent necessary to fund, the payment of taxes due with respect to the vesting of restricted stock, restricted stock units or similar rights to purchase Common Stock pursuant to the Company’s equity incentive plans, (x) in connection with the repurchase of Common Stock by the Company, (xi) acquired by the undersigned in open market transactions after completion of the Offering, (xii) in response to a bona fide third-party takeover bid made to all holders of Common Stock or any other acquisition transaction whereby all or substantially all of the Common Stock are acquired by a third party or (xiii) pursuant to an order of a court or regulatory agency; provided, in the case of clauses (i)-(vii), that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, and (C) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer during the Lock-Up Period; provided, further, in the case of clause (xi), that no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer during the Lock-Up Period. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to the Company’s equity incentive plans described in the Prospectus, including the “net” exercise of such options in accordance with their terms and the surrender of Common Stock in lieu of payment in cash of the exercise price and any tax withholding obligations due as a result of such exercise; provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise, (ii) the sale by the undersigned of any of the Undersigned’s Securities pursuant to any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and exists on the date of this Agreement, or (iii) the establishment of a Plan; provided that, in the case of this clause (iii), no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.
In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Underwriters that it does not intend to proceed with the Offering, (ii) the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, (iii) the Registration Statement is withdrawn by the Company prior to the completion of the Offering, or (iv) the Offering is not completed by March 31, 2015.
The undersigned understands that the Underwriters are entering into the Purchase Agreement and proceeding with the Offering in reliance upon this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf of
an entity)

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